Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2019 Financial Results

•	Q1 Sales Increase 22 Percent to $8.2 Billion

•	Q1 EPS Increase 6 Percent to $5.06

•	Strong Operational Performance at All Sectors

•	Q1 Net Awards Total $12.3 Billion; Backlog Increases 7 Percent to $57.3 Billion

•	2019 MTM-adjusted EPS[1] Guidance Increased to $18.90 to $19.30

FALLS CHURCH, Va. – April 24, 2019 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2019 sales increased 22 percent to $8.2 billion from $6.7 billion in the first quarter of 2018. First quarter 2019 net earnings increased 3 percent to $863 million from $840 million in the first quarter of 2018 reflecting strong performance and the addition of Innovation Systems, partially offset by $96 million of pre-tax intangible asset amortization and property, plant and equipment step-up depreciation. First quarter 2019 diluted earnings per share increased 6 percent to $5.06 from $4.79 in the first quarter of 2018, and reflect a 3 percent reduction in weighted average share count, primarily resulting from the $1 billion accelerated share repurchase completed in January 2019.
“In first quarter 2019, we achieved higher sales, improved performance and captured substantial new awards,” said Kathy Warden, chief executive officer and president. “These results are a good start to the year and provide the building blocks for our future growth. With a continued emphasis on performance, we are sharpening our focus on operational efficiency and agility to bring the power of our portfolio to solve our customers’ rapidly evolving needs.”

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2019	2018	Change
Sales
Aerospace Systems	$3,496	$3,280	7%
Innovation Systems	1,438	—	NM
Mission Systems	2,886	2,883	—
Technology Services	977	1,144	(15%)
Intersegment eliminations	(608)	(572)
Total sales	8,189	6,735	22%
Segment operating income[1]
Aerospace Systems	382	341	12%
Innovation Systems	167	—	NM
Mission Systems	383	371	3%
Technology Services	102	122	(16%)
Intersegment eliminations	(67)	(72)
Segment operating income[1]	967	762	27%
Segment operating margin rate[1]	11.8%	11.3%	50 bps
Net FAS (service)/CAS pension adjustment	108	127	(15%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(96)	—	NM
Other unallocated corporate expense	(43)	(41)	5%
Unallocated corporate expense	(139)	(41)	239%
Operating income	$936	$848	10%
Operating margin rate	11.4%	12.6%	(120) bps
Interest expense	(138)	(143)	(3%)
FAS (non-service) pension benefit	200	254	(21%)
Other, net	36	40	(10%)
Earnings before income taxes	1,034	999	4%
Federal and foreign income tax expense	171	159	8%
Effective income tax rate	16.5%	15.9%	60 bps
Net earnings	$863	$840	3%
Diluted earnings per share	5.06	4.79	6%
Weighted-average diluted shares outstanding, in millions	170.7	175.4	(3%)

Net cash used in operating activities	$(913)	$(237)	(285%)
Less: capital expenditures	(284)	(305)	(7%)
Free cash flow[1]	$(1,197)	$(542)	(121%)

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	3

Sales
First quarter 2019 sales increased $1.5 billion primarily due to the addition of $1.4 billion of sales from Innovation Systems and higher sales at Aerospace Systems, partially offset by lower sales at Technology Services.
Operating Income and Margin Rate
First quarter 2019 operating income increased $88 million, or 10 percent, primarily due to higher segment operating income, including $167 million of operating income from Innovation Systems, partially offset by a $98 million increase in unallocated corporate expense due to intangible asset amortization and PP&E step-up depreciation. First quarter 2019 operating margin rate declined to 11.4 percent from 12.6 percent due to the increase in unallocated corporate expense, partially offset by improved segment performance.
Segment Operating Income and Margin Rate
First quarter 2019 segment operating income increased $205 million, or 27 percent, primarily due to the addition of $167 million of operating income from Innovation Systems and higher operating income at Aerospace Systems. Segment operating margin rate increased due to improved performance at Aerospace Systems and Mission Systems.
Federal and Foreign Income Taxes
The effective tax rate for the first quarter of 2019 increased to 16.5 percent from 15.9 percent in the first quarter of 2018.
Net Earnings and Diluted Earnings Per Share
Net earnings for the first quarter of 2019 increased $23 million primarily due to the increase in operating income, partially offset by a $54 million decrease in our FAS (non-service) pension benefit and the higher effective tax rate. Diluted earnings per share increased $0.27, or 6 percent, reflecting a 3 percent increase in net earnings and a 3 percent reduction in weighted-average diluted shares outstanding.
Operating Cash Flows
Net cash used in operating activities during the first quarter of 2019 increased $676 million, principally due to changes in trade working capital. These changes reflect the completion of an ERP conversion as well as the inclusion of Innovation Systems. Although successfully completed, the ERP conversion delayed billings and cash receipts of approximately $350 million, which the company expects will be recovered in the second quarter of 2019. Innovation Systems used approximately $250 million of operating cash during the quarter. First quarter cash trends are generally consistent with prior years where operating cash flows have been heavily weighted toward the second half of the year.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	4

Segment Operating Results

AEROSPACE SYSTEMS	Three Months Ended March 31%
$ in millions	2019	2018	Change
Sales	$3,496	$3,280	7%
Operating income	382	341	12%
Operating margin rate	10.9%	10.4%
Sales
First quarter 2019 sales increased $216 million, or 7 percent, due to higher sales in all three business areas. Manned Aircraft sales reflect higher volume on restricted, F-35 and E-2D programs. Autonomous Systems sales increased due to higher volume on several programs, including Triton, partially offset by lower NATO AGS volume as that program nears completion. Space sales reflect higher volume on a secure communications satellite program.
Operating Income
First quarter 2019 operating income increased $41 million, or 12 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.9 percent from 10.4 percent principally due to improved performance on Manned Aircraft and Autonomous Systems programs, partially offset by the timing of risk retirements and changes in contract mix on Space programs.

INNOVATION SYSTEMS	Three Months Ended March 31%
$ in millions	2019	2018	Change
Sales*	$1,438	$—	—
Operating income	167	—	—
Operating margin rate	11.6%	—

*
The comparative discussion below references pro forma sales information. Refer to Note 2 to the unaudited condensed consolidated financial statements in our quarterly report on Form 10-Q for the quarter ended March 31, 2019 for consolidated pro forma information.

Sales
First quarter 2019 sales increased $126 million, or 10 percent, compared with pro forma sales of $1.3 billion in the first quarter of 2018, due to higher sales in all three business areas. Space Systems sales reflect higher volume on national security satellite systems. Defense Systems sales increased due to higher volume on tactical missiles and subsystems, including the Advanced Anti-Radiation Guided Missile (AARGM) program, and precision munitions and armament products, partially offset by lower sales on ammunition products. Flight Systems sales reflect higher volume on launch vehicles, principally Ground-based Midcourse Defense, and aerospace structures.
Operating Income
First quarter 2019 operating income totaled $167 million and operating margin rate was 11.6 percent. First quarter results benefited from the timing of favorable negotiations on certain commercial contracts.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	5

MISSION SYSTEMS	Three Months Ended March 31%
$ in millions	2019	2018	Change
Sales	$2,886	$2,883	—
Operating income	383	371	3%
Operating margin rate	13.3%	12.9%
Sales
First quarter 2019 sales were comparable to the first quarter of 2018, and reflect higher Cyber and ISR volume, offset by lower Advanced Capabilities and Sensors and Processing volume. Cyber and ISR sales increased principally due to higher volume on space payloads and mission programs. Advanced Capabilities sales decreased due to lower missile defense volume, primarily related to the JRDC program, which completed during the first quarter of 2018, partially offset by higher volume on advanced technology restricted programs. Sensors and Processing sales reflect lower volume on targeting programs and communications programs, partially offset by higher restricted volume.
Operating Income
First quarter 2019 operating income increased $12 million, or 3 percent, due to a higher operating margin rate. Operating margin rate increased to 13.3 percent from 12.9 percent, primarily due to improved performance on Advanced Capabilities and Sensors and Processing programs, partially offset by lower performance on Cyber and ISR programs.

TECHNOLOGY SERVICES	Three Months Ended March 31%
$ in millions	2019	2018	Change
Sales	$977	$1,144	(15%)
Operating income	102	122	(16%)
Operating margin rate	10.4%	10.7%
Sales
First quarter 2019 sales declined $167 million, or 15 percent, primarily due to program completions across the sector. Global Services sales declined principally due to the completion of a state and local services contract and certain defense services contracts, largely the JRDC program. Global Logistics and Modernization sales declined primarily due to the completion of a manned aircraft sustainment program, KC-10, partially offset by sales growth on strategic and electronic systems sustainment programs.
Operating Income
First quarter 2019 operating income declined $20 million, or 16 percent, primarily due to lower sales. Operating margin rate decreased to 10.4 percent from 10.7 percent.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	6

2019 Guidance
    2019 financial guidance reflects the company's judgment based on the information available to the company at the time of this release. The government budget and appropriations processes can impact our customers, programs and financial results. Government budgets and appropriations, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, can impact the company's ability to achieve 2019 guidance.

2019 Guidance - Updates Noted in Blue
($ in millions, except per share amounts)	As of 1/31/19	As of 4/24/19
Sales	~34,000	~34,000
Segment operating margin %[1]	Low to mid 11%	Low to mid 11%
Total net FAS/CAS pension adjustment[2]	~1,200	~1,200
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~385	~385
Other items	~250	~250
Operating margin %	Mid to high 10%	Mid to high 10%
Interest expense	~590	~560
Effective tax rate %	Mid 17%	Mid 17%
Weighted average shares outstanding	~170M	~170M
MTM-adjusted EPS[1]	18.50	—	19.00	18.90	—	19.30
Capital expenditures	~1,200	~1,200
Free cash flow[1]	2,600	—	3,000	2,600	—	3,000
Sector Guidance
Aerospace Systems
Sales $B	High 13	High 13
OM Rate	Mid to High 10%	Mid to High 10%
Innovation Systems
Sales $B	High 5	High 5
OM Rate	Mid 10%	Mid 10%
Mission Systems
Sales $B	Low to Mid 12	Low to Mid 12
OM Rate	~13%	~13%
Technology Services
Sales $B	Low 4	Low 4
OM Rate	Mid to High 9%	~10%

[1]	Non-GAAP measure - see definitions at the end of this earnings release.
[2]
Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $770 million of expected CAS pension cost and $430 million of expected FAS pension benefit. In accordance with ASU No. 2017-07, $370 million of FAS (service-related) pension cost is reflected in operating income and $800 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern Time on April 24, 2019. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, space, strike, and logistics and modernization to customers worldwide. Please visit news.northropgrumman.com and follow us on Twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	8

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•
products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension, postretirement and health and welfare plans

•	our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities, including qualification of the Alliant Techsystems Inc. spin-off of Vista Outdoor Inc. as a tax-free transaction
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	9

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2019	2018
Sales
Product	$5,728	$4,289
Service	2,461	2,446
Total sales	8,189	6,735
Operating costs and expenses
Product	4,517	3,269
Service	1,976	1,907
General and administrative expenses	760	711
Operating income	936	848
Other (expense) income
Interest expense	(138)	(143)
FAS (non-service) pension benefit	200	254
Other, net	36	40
Earnings before income taxes	1,034	999
Federal and foreign income tax expense	171	159
Net earnings	$863	$840

Basic earnings per share	$5.08	$4.82
Weighted-average common shares outstanding, in millions	170.0	174.3
Diluted earnings per share	$5.06	$4.79
Weighted-average diluted shares outstanding, in millions	170.7	175.4

Net earnings (from above)	$863	$840
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(11)	(15)
Change in cumulative translation adjustment and other, net	4	(3)
Other comprehensive loss, net of tax	(7)	(18)
Comprehensive income	$856	$822

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	10

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$755	$1,579
Accounts receivable, net	2,166	1,448
Unbilled receivables, net	5,785	5,026
Inventoried costs, net	778	654
Prepaid expenses and other current assets	959	973
Total current assets	10,443	9,680
Property, plant and equipment, net of accumulated depreciation of $5,493 for 2019 and $5,369 for 2018	6,420	6,372
Operating lease right-of-use assets	1,283	—
Goodwill	18,698	18,672
Intangible assets, net	1,289	1,372
Deferred tax assets	84	94
Other non-current assets	1,534	1,463
Total assets	$39,751	$37,653

Liabilities
Trade accounts payable	$1,932	$2,182
Accrued employee compensation	1,404	1,676
Advance payments and billings in excess of costs incurred	1,969	1,917
Other current liabilities	3,516	2,499
Total current liabilities	8,821	8,274
Long-term debt, net of current portion of $523 for 2019 and $517 for 2018	13,863	13,883
Pension and other postretirement benefit plan liabilities	5,646	5,755
Operating lease liabilities	1,098	—
Deferred tax liabilities	133	108
Other non-current liabilities	1,451	1,446
Total liabilities	31,012	29,466

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2019—169,873,750 and 2018—170,607,336	170	171
Paid-in capital	—	—
Retained earnings	8,628	8,068
Accumulated other comprehensive loss	(59)	(52)
Total shareholders’ equity	8,739	8,187
Total liabilities and shareholders’ equity	$39,751	$37,653

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	11

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2019	2018
Operating activities
Net earnings	$863	$840
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	234	122
Non-cash lease expense	68	—
Stock-based compensation	26	19
Deferred income taxes	33	(22)
Changes in assets and liabilities:
Accounts receivable, net	(718)	(187)
Unbilled receivables, net	(759)	(404)
Inventoried costs, net	(124)	(37)
Prepaid expenses and other assets	(23)	13
Accounts payable and other liabilities	(480)	(590)
Income taxes payable, net	140	197
Retiree benefits	(142)	(190)
Other, net	(31)	2
Net cash used in operating activities	(913)	(237)

Investing activities
Capital expenditures	(284)	(305)
Other, net	4	(2)
Net cash used in investing activities	(280)	(307)

Financing activities
Net payments to credit facilities	(20)	(14)
Net borrowings on commercial paper	814	—
Common stock repurchases	(60)	—
Cash dividends paid	(211)	(198)
Payments of employee taxes withheld from share-based awards	(61)	(79)
Other, net	—	(21)
Net cash provided by (used in) financing activities	462	(312)
Decrease in cash, cash equivalents and restricted cash	(731)	(856)
Cash, cash equivalents and restricted cash, beginning of year	1,579	11,225
Cash, cash equivalents and restricted cash, end of period	$848	$10,369

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	12

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	March 31, 2019			2018
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]	% Change in 2019
Aerospace Systems	$12,269	$15,841	$28,110	$26,440	6%
Innovation Systems	5,623	2,478	8,101	8,207	(1%)
Mission Systems	11,073	6,767	17,840	15,408	16%
Technology Services	2,797	487	3,284	3,445	(5%)
Total backlog	$31,762	$25,573	$57,335	$53,500	7%

[1]	Funded backlog represents firm orders for which funding is authorized and appropriated.
[2]	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards
First quarter 2019 net awards totaled $12.3 billion. Significant new awards include $3.2 billion for restricted space, $1.0 billion for submarine subsystems production, $805 million for F-35, $633 million for IBCS - Poland and $323 million for AARGM-ER.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	13

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
in millions, except per share amounts	2019	2018
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$108	$127
FAS (non-service) pension benefit	200	254
Total net FAS/CAS pension adjustment	308	381
Tax effect[1]	(65)	(80)
After-tax impact	$243	$301
Weighted-average diluted shares outstanding, in millions	170.7	175.4
Per share impact	$1.42	$1.72

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(96)	$—
Tax effect[1]	20	—
After-tax impact	$(76)	$—
Weighted-average diluted shares outstanding, in millions	170.7	175.4
Per share impact	$(0.45)	$—

[1]	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2019 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of any potential mark-to-market ("MTM") (expense) benefit and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com